Exhibit 5.1

February 27, 2026

Twin Vee PowerCats Co.

3101 S. US-1

Ft. Pierce, Florida 34982

Re: Twin Vee PowerCats Co. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Twin Vee PowerCats Co., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on February 27, 2026 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the Company’s proposed offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an aggregate of up to $100,000,000 of the following securities:

(i)	shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

(ii)	shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”);

(iii)	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.10 to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

(iv)	warrants to purchase Common Stock, Preferred Stock, or Debt Securities (individually or collectively, the “Warrants”) to be issued pursuant to one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, between the Company and a warrant agent to be appointed prior to the issuance of Warrants in the forms to be filed as Exhibits 4.12, 4.13 and 4.14 to the Registration Statement, respectively (each, a “Warrant Agreement”); and

(v)	units consisting of two or more securities of Common Stock or Preferred Stock, and/or Warrants (the “Units” and together with the Common Stock, Preferred Stock, and Warrants, the “Company Securities”) to be issued pursuant to one or more unit agreements (each, a “Unit Agreement” and, together with the Warrant Agreements, the “Agreements”) between the Company and a unit agent to be appointed prior to the issuance of Units.

In rendering this opinion, we have examined the Company’s certificate of incorporation and bylaws, each as currently in effect, the Registration Statement, and the exhibits thereto, and such other records, instruments and documents as we have deemed advisable in order to render these opinions.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that New York law will be chosen to govern the Warrant Agreements and the Unit Agreements and that such choice is a valid and legal provision. To the extent the Company’s obligations depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Company Security, (i) the Registration Statement has been declared effective and such effectiveness has not been terminated or rescinded, (ii) a prospectus supplement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission describing each class or series of Company Securities offered thereby and any other matters required thereby and will comply with applicable law, (iii) the definitive terms of the issuance and sale of each class or series of Company Securities will have been duly established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and in conformity with the applicable Organizational Documents and applicable law (including (A) the due reservation of any shares of Common Stock, for issuance upon exercise, conversion or exchange of any Company Securities for Common Stock (a “Convertible Security”), and (B) the execution (in the case of certificated Company Securities), delivery and performance of the Company Securities and any related documentation referred to in paragraphs 1 through 4 below shall have been duly completed and shall remain in full force and effect), (iv) upon issuance of any Common Stock, including upon exercise, conversion or exchange of any Convertible Security, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Company’s Articles of Incorporation and other relevant documents; (v) all Company Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement; and (vi) there has not occurred any change in law or further action by the Board of Directors, in any case affecting the validity or enforceability of such security. We have also assumed that none of the terms of any Company Security to be established after the date hereof, nor the issuance and delivery of such Company Security, nor the compliance by the Company with the terms of such Company Security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.	When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the prospectus and applicable prospectus supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.	When an issuance of Preferred Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the prospectus and applicable prospectus supplement(s) and by such corporate action, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.	With respect to any Warrants offered under the Registration Statement, when (i) the Common Stock relating to such Warrants have been duly authorized for issuance, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable underwriting or other agreement, such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

4.	With respect to any Warrants offered under the Registration Statement, when (i) the Common Stock relating to such Warrants have been duly authorized for issuance, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable underwriting or other agreement, such Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

5.	With respect to any Units offered under the Registration Statement, when (i) the Company Securities relating to such Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable underwriting or other agreement, such Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors’ rights generally (including, without limitation, fraudulent conveyance laws) or by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

The law covered by this opinion is limited to the present law of the State of New York and the current General Corporation Law of the State of Delaware (the “DGCL”). The law covered in paragraphs 3, 4, and 5 of this opinion as to the enforceability of the Warrants and the Unit Agreements is limited to the present law of the State of New York. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

We are members of the Bar of the State of New York. We express no opinion as to the effect of any laws other than the laws of the State of New York, the DGCL and the federal laws of the United States of America, each as in effect on the date hereof.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Company Securities.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This letter speaks only as of the effectiveness date of the Registration Statement and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

Very truly yours,

/s/ Sichenzia Ross Ference Carmel LLP
Sichenzia Ross Ference Carmel LLP